Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1999 Stock Option and Restricted Stock Grant Plan of Radio One, Inc. of our report dated February 7, 2004, with respect to the consolidated financial statements and schedule of Radio One, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

June 18, 2004